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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to Jayhawk Acceptance Corporation's Amended and Restated 1994 Stock Option and Restricted Stock Plan, Jayhawk Acceptance Corporation's Amended and Restated Non-Employee Stock Option Plan and Jayhawk Acceptance Corporation's Employee Stock Purchase Plan of our report dated April 17, 1997, with respect to the consolidated financial statements of Jayhawk Acceptance Corporation included in the Annual Report (Form 10-K/A-1) for the year ended December 31, 1996.


                                              /s/ Ernst & Young LLP
                                                  ERNST & YOUNG LLP

Dallas, Texas
April 17, 1997